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                                                                EXHIBIT 4.2

                  $400,000,000 Aggregate Principal Amount

                         ICN PHARMACEUTICALS, INC.

               6 1/2% Convertible Subordinated Notes due 2008
                       REGISTRATION RIGHTS AGREEMENT


July 18, 2001


UBS WARBURG LLC
299 Park Avenue
New York, New York 10171

Dear Sirs:


          ICN Pharmaceuticals, Inc., a Delaware corporation ("ICN") and the corporate parent of Ribapharm Inc., a Delaware corporation ("Ribapharm"), proposes to issue and sell to UBS Warburg LLC, as initial purchaser (the "Initial Purchaser"), upon the terms set forth in a purchase agreement, dated July 13, 2001 (the "Purchase Agreement"), $250,000,000 aggregate principal amount of ICN's 6 1/2% Convertible Subordinated Notes due 2008 (the "Firm Notes"), which will be convertible into shares of common stock of ICN, par value $0.01 per share (the "ICN Conversion Shares"), or in the event of a Ribapharm Spin-Off, as defined in the Purchase Agreement (a "Ribapharm Spin-Off"), convertible into ICN Conversion Shares and shares of common stock of Ribapharm, par value $0.01 per share (the "Ribapharm Conversion Shares," and together with the ICN Conversion Shares, the "Conversion Shares"). In addition, ICN has granted the Initial Purchaser an option to purchase up to an additional $125,000,000 aggregate principal amount of ICN's 6 1/2% Convertible Notes due 2008 which the Initial Purchaser may subsequently elect to purchase pursuant to the terms of the Purchase Agreement (the "Additional Notes," and together with the Firm Notes, the "Notes"). The Notes will be issued pursuant to an indenture, of even date herewith (the "Indenture") among ICN, Ribapharm and The Bank of New York (the "Trustee"). As an inducement to the Initial Purchaser, ICN and Ribapharm severally and not jointly agree, until such time as there shall occur a Ribapharm Liquidity Event (as defined below), in which case ICN and Ribapharm agree jointly and severally, with the Initial Purchaser, for the benefit of the holders of the Notes (including, without limitation, the Initial Purchaser) and Conversion Shares (collectively, the "Securityholders"), as follows:

     1. Shelf Registration. (a) ICN and, in the sole discretion of ICN and Ribapharm, Ribapharm shall file with the Securities and Exchange Commission (the "Commission") within 90 days after the Closing Date, as defined in the Purchase Agreement, a registration statement (the "First Shelf Registration Statement") on Form S-1 or Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), if the use of such form is then available, to cover resales of Transfer Restricted Securities (as defined below), other than the Ribapharm Conversion Shares, by the Holders (as defined below) and shall use its reasonable best efforts to cause the First Shelf Registration Statement to be declared effective by the Commission on or prior to 180 days from the Closing Date. Ribapharm shall file with the Commission within 90 days after a Ribapharm Liquidity Event a registration statement (the "Second Shelf Registration Statement" and together with the First Shelf Registration Statement, the "Shelf Registration Statement") on Form S-1 under the Securities Act to cover resales of Transfer Restricted Securities, other than Transfer Restricted Securities registered on the First Registration Statement, by the Holders. Ribapharm shall use its reasonable best efforts to cause the Second Shelf Registration Statement to be declared effective by the Commission on or prior to 180 days from the effective date of the Ribapharm Liquidity Event. No Holder shall be entitled to have Transfer Restricted Securities held by such Holder covered by any Shelf Registration Statement unless such Holder shall have provided a questionnaire and confirmation in accordance with Section 2(a) hereof and is in compliance with Section 2(m) hereof. "Transfer Restricted Securities" means each Note and any ICN Conversion Share and, following a Ribapharm Spin-Off, any Ribapharm Conversion Share until the earlier of the (i) the date on which such Note or Conversion Share has been effectively registered under the Securities Act and disposed of, whether or not in accordance with the Shelf Registration Statement, and (ii) the date which is two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act (or any similar provisions then in force)) after the later of (A) the date of original issue of the Notes and (B) the last day that ICN or, following a Ribapharm Liquidity Event, Ribapharm or any of their respective "affiliates" (as defined under the Securities Act) was the owner of such Notes (or any predecessor thereto). "Ribapharm Liquidity Event" means the earlier to occur of (i) an initial public offering of common stock of Ribapharm (a "Ribapharm Public Offering") or (ii) a Ribapharm Spin-Off.

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     (b) ICN and, following a Ribapharm Liquidity Event, Ribapharm shall use their reasonable best efforts to cause any Shelf Registration Statement pursuant to which they are a registrant to remain effective until all of the Notes and ICN Conversion Shares cease to be Transfer Restricted Securities (the "Shelf Registration Period"). ICN and Ribapharm shall be deemed not to have used their respective reasonable best efforts to keep a Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that could result in Holders of Transfer Restricted Securities covered thereby not being able to offer and sell such Transfer Restricted Securities during that period, unless such action is required by applicable law or otherwise permitted hereunder, including, without limitation, by Section 2(i) hereof.

     (c) Notwithstanding any other provisions of this Agreement to the contrary, ICN and Ribapharm shall cause any Shelf Registration Statement pursuant to which they are a registrant and the related Prospectus (as defined below) and any amendment or supplement thereto, as of the effective date of such Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the foregoing shall not apply to any information relating to the Initial Purchaser or any Holder provided in writing to ICN and Ribapharm by the Initial Purchaser or any Holder specifically for inclusion in any Shelf Registration Statement.

     2. Registration Procedures. In connection with the proposed offer and sale of the Transfer Restricted Securities in accordance with the methods of distribution set forth in any Shelf Registration Statement (the "Shelf Registration"), the following provisions apply:

          (a) ICN and Ribapharm shall prepare and mail to each Securityholder who has the right to register Transfer Restricted Securities on a Shelf Registration Statement pursuant to which ICN or Ribapharm is a registrant a questionnaire requesting such information regarding such Securityholder and the distribution of Transfer Restricted Securities as ICN or Ribapharm may reasonably require for inclusion in such Shelf Registration Statement pursuant to which they are a registrant and asking each such Securityholder to confirm that it will comply with applicable securities laws, including the Securities Act and the rules and regulations promulgated thereunder it being agreed that delivery of a questionnaire in the form of Annex B to the ICN Offering Memorandum dated July 13, 2001, shall satisfy such obligation with respect to registration of Notes and ICN Conversion Shares. Each Securityholder to whom such questionnaire is mailed shall deliver a completed questionnaire together with its written confirmation to ICN and Ribapharm within 15 days of receipt. ICN and Ribapharm will include in any Shelf Registration Statement pursuant to which they are a registrant as a selling Securityholder each Securityholder that returns its questionnaire and confirmation within 15 days of receipt and will use their respective reasonable efforts to include in any Shelf Registration Statement pursuant to which they are a registrant any Securityholder which fails to provide ICN and Ribapharm with a completed questionnaire and confirmation within 15 days of receipt but otherwise provides the completed questionnaire and confirmation prior to the commencement of the Shelf Registration Period. ICN and Ribapharm shall have no obligation to include in any Shelf Registration Statement pursuant to which they are a registrant (whether by post-effective amendment, by Prospectus supplement or otherwise) a Securityholder which fails to timely provide ICN and Ribapharm with a completed questionnaire and confirmation. "Holder" means each Securityholder who delivers a completed questionnaire and confirmation containing the required information within such 15-day period to ICN, in the case of a questionnaire and confirmation relating to the Notes, or the respective issuer, in the case of a questionnaire and confirmation relating to the Conversion Shares or is otherwise included as a selling Securityholder in any Shelf Registration Statement.

          (b) ICN and Ribapharm shall (i) furnish to the Initial Purchaser, prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement pursuant to which they are a registrant and each amendment thereof and each supplement, if any, to the Prospectus included therein and, in the event that the Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Shelf Registration, ICN and Ribapharm shall use their respective reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchaser reasonably may propose; and (ii) include in such Shelf Registration Statement (or amendment or supplements) the names of the Holders who propose to sell Transfer Restricted Securities pursuant to such Shelf Registration Statement as selling Securityholders.

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          (c) ICN and Ribapharm shall give written notice to the Initial
     Purchaser and, with respect to clause (i) below only, Holders of any Transfer Restricted Securities required to be registered on any Shelf Registration Statement pursuant to which they are a registrant (which notice pursuant to clauses (ii)-(v) below shall be accompanied by an instruction to suspend the use of the prospectus contained in such Shelf Registration Statement (the "Prospectus") and any sales pursuant to such Prospectus until the requisite changes have been made):

               (i) when such Shelf Registration Statement or any amendment thereto has been filed with the Commission and when such Shelf Registration Statement or any post-effective amendment thereto has become effective;

               (ii) of any request by the Commission for amendments or supplements to such Shelf Registration Statement or the Prospectus or for additional information;

               (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation of any proceedings for that purpose;

               (iv) of the receipt by either ICN or Ribapharm or their respective legal counsel of any written notification with respect to the suspension of the qualification of such Transfer
          Restricted Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

               (v) of the happening of any event (but not the details thereof) that requires or would require ICN and Ribapharm to make changes in the Prospectus in order that the Prospectus does not contain an untrue statement of a material fact nor omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Any notice given hereunder shall be kept confidential by the Initial Purchaser and the Holders and the recipient of a notice agrees that neither the recipient nor its affiliates will engage in any unlawful transactions in the securities of ICN or Ribapharm based on the information contained in such notice.

          (d) ICN and Ribapharm shall make every reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of any Shelf Registration Statement pursuant to which they are a registrant.

          (e) ICN and Ribapharm shall furnish to each Holder of Transfer Restricted Securities included within the coverage of any Shelf Registration Statement pursuant to which they are a registrant, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference), except that the foregoing provision shall not apply to regular periodic reports filed with the Commission on Forms 10-K or 10-Q or current reports on Form 8-K or any similar successor Forms, or exhibits to such documents unless requested in writing.

          (f) ICN and Ribapharm, during the Shelf Registration Period, shall deliver to each Holder of Transfer Restricted Securities included within the coverage of any Shelf Registration pursuant to which they are a registrant, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such person may reasonably request. ICN and Ribapharm each consents, subject to the provisions of this Agreement, to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of the Transfer Restricted Securities covered by the Prospectus in connection with the offering and sale of the Transfer Restricted Securities covered by the Prospectus, or any amendment or supplement thereto, included in any Shelf Registration Statement pursuant to which they are a registrant, except during a Suspension Period (as defined below).

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          (g) Prior to any public offering of the Transfer Restricted
     Securities pursuant to any Shelf Registration Statement, ICN and Ribapharm shall use their reasonable best efforts to register or qualify or cooperate with the Holders of the Transfer Restricted Securities included therein and their respective counsel in connection with the registration or qualification or exemption from registration or qualification of the Transfer Restricted Securities included in such Shelf Registration Statement pursuant to which they are a registrant for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of the Transfer Restricted Securities included in such Shelf Registration Statement reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such states of the Transfer Restricted Securities covered by such Shelf Registration Statement; provided, however, that ICN and Ribapharm each shall not be required to (i) qualify as a foreign corporation to do business in any jurisdiction where ICN or Ribapharm is not then so qualified or (ii) take any action which would subject ICN or Ribapharm to general service of process or to taxation in any jurisdiction where it is not then so subject or (iii) subject ICN or Ribapharm to taxation in any jurisdiction in which it is not now so subject.

          (h) Unless any Transfer Restricted Security shall be in book-entry form only or it shall be prohibited under any applicable law, rule or regulation, ICN and Ribapharm shall cooperate with the Holders of the Transfer Restricted Securities to facilitate the timely preparation and delivery prior to settlement of any sales pursuant to any Shelf Registration Statement pursuant to which they are a registrant of certificates representing the Transfer Restricted Securities sold pursuant to such Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request provided that such request is made a reasonable period of time prior to sales of the Transfer Restricted Securities pursuant to such Shelf Registration Statement.

          (i) Upon the occurrence of any event contemplated by paragraphs
     (ii) through (v) of Section 2(c) above during the Shelf Registration Period, ICN and Ribapharm shall promptly prepare and file a post-effective amendment to any Shelf Registration Statement pursuant to which they are a registrant or a supplement to the Prospectus and any other required document so that, as thereafter delivered to Holders of the Transfer Restricted Securities covered thereby or purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that ICN or Ribapharm may delay preparing, filing and distributing any such supplement or amendment (such period of delay, a "Suspension Period") if ICN or Ribapharm determine in good faith that the preparation or filing of such supplement or amendment would, in the reasonable judgment of ICN or Ribapharm, (i) interfere with or affect any pending or contemplated corporate development (whether or not a final decision has been made with respect to such development) or (ii) involve initial or continuing disclosure obligations that are not in the best interests of the stockholders of ICN or Ribapharm at such time; provided, further, that such delay shall not extend for a period of more than 60 business days in any 3-month period or more than 90 business days in any 12-month period. If ICN and Ribapharm notify the Initial Purchaser and the Holders of the Transfer Restricted Securities in accordance with paragraphs (ii) through (v) of Section 2(c) above to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made, then the Initial Purchaser and the Holders of the Transfer Restricted Securities shall suspend use of such Prospectus and the period of effectiveness of the Shelf Registration Statement provided for in Section 1(b) above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchaser and the Holders of the Transfer Restricted Security shall have received such amended or supplemented Prospectus pursuant to this Section 2(i).

          (j) Not later than the effective date of each Shelf Registration Statement, ICN or Ribapharm, as the case may be, will provide CUSIP numbers for the Transfer Restricted Securities registered under any Shelf Registration Statement pursuant to which they are a registrant and provide the Trustee with a certificate or certificates for the Notes, in a form eligible for deposit with The Depository Trust Company, it being understood that such securities will continue to bear any appropriate restrictive legends.

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          (k) ICN and Ribapharm will comply in all material respects with all rules and regulations of the Commission to the extent and so long as they are applicable to any Shelf Registration Statement pursuant to which they are a registrant and will make generally available to their respective securityholders (or otherwise provide in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the first fiscal quarter of ICN, and following a Ribapharm Liquidity Event, Ribapharm commencing after the effective date of the Shelf Registration Statement, which statement shall cover such 12-month period.

          (l) ICN and Ribapharm shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and containing such changes, if any, as shall be necessary or desirable for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, ICN and Ribapharm shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

          (m) In addition to the questionnaire and confirmation provided for by Section 2(a) above, ICN and Ribapharm may require each Holder of Transfer Restricted Securities to be sold pursuant to any Shelf Registration Statement pursuant to which they are a registrant to furnish to ICN and Ribapharm such information regarding the Holder and the distribution of the Transfer Restricted Securities as ICN and Ribapharm may from time to time reasonably require for inclusion in such Shelf Registration Statement. ICN and Ribapharm may exclude from such Shelf Registration Statement the Transfer Restricted Securities of any Holder that fails to furnish such information promptly after receiving such request and ICN and Ribapharm shall have no obligation to register under the Securities Act the Transfer Restricted Securities of any Holder who fails to provide such information as provided in this paragraph.

          (n) ICN and Ribapharm shall each enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as any Holder which, together with its "affiliates" (as defined in the Securities
     Act), holds $50,000,000 or greater in fair market value of the Transfer Restricted Securities and which, together with its affiliates, intends to sell at least $50,000,000 in fair market value of Transfer Restricted Securities in an underwritten offering, shall reasonably request in order to facilitate the disposition of the Transfer Restricted Securities pursuant to the Shelf Registration Statement; provided, however, that if ICN and Ribapharm are requested to enter into such an agreement and, in response to such request, provide notice thereof to all Holders and afford such Holders a right to participate in such an underwritten offering (subject to customary cutback provisions), then neither ICN nor Ribapharm shall be obligated hereby to enter into a subsequent such agreement within six months of entering into such agreement.

          (o) ICN and Ribapharm shall, subject to the execution and delivery to ICN and Ribapharm of any confidentiality agreements that ICN and Ribapharm may reasonably request, make reasonably available for inspection by the Holders upon reasonable request, any underwriter participating in any disposition of Transfer Restricted Securities pursuant to any Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders or any such underwriter all relevant financial and other records, corporate documents and properties of ICN or Ribapharm and cause the respective officers, directors, employees, accountants and auditors of ICN and Ribapharm to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any Shelf Registration Statement pursuant to which they are a registrant, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchaser and the other parties by one firm of counsel, which firm shall be Dewey Ballantine LLP unless another firm shall be designated as described in Section 3 hereof.

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          (p) ICN and, following a Ribapharm Liquidity Event, Ribapharm, if requested by any Holder of the Transfer Restricted Securities referred to in paragraph (n) above, each shall cause (i) its respective counsel to deliver an opinion relating to the Transfer Restricted Securities in customary form addressed and reasonably satisfactory to such Holder and the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement covering the matters customarily covered in underwritten offerings, (ii) its respective counsel to deliver a statement in customary form reasonably satisfactory to such Holder and the managing underwriters, if any, thereof and dated, in the case of the initial opinion, the effective date of such Shelf Registration Statement relating to the compliance as to form of such Shelf Registration Statement (but not any documents incorporated by reference therein) and of the Indenture with the requirements of the Securities Act and the Trust Indenture Act, respectively; and, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be that no fact had come to such counsel's attention in connection with the preparation of the Shelf Registration Statement causing such counsel to believe that such Shelf Registration Statement and the Prospectus, as then amended or supplemented (but not any documents incorporated by reference therein), contained an untrue statement of a material fact or omitted to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading; (iii) its respective officers to execute and deliver all customary documents and certificates and updates thereof requested by any underwriters of the applicable Transfer Restricted Securities; and
     (iv) its respective independent public accountants and the independent public accountants, if any, with respect to any other entity for which financial information is provided in the Shelf Registration Statement to provide to the selling Holder(s) of the applicable Transfer Restricted Securities and any underwriter therefor a comfort letter in customary form reasonably satisfactory to such Holder and the managing underwriters, if any, thereof and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings.

          (q) In the event that any broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall underwrite any Transfer Restricted Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules (the "Rules") of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Transfer Restricted Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, ICN and, following a Ribapharm Liquidity Event, Ribapharm, if requested by such broker-dealer, will each assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of any Shelf Registration Statement relating to such Transfer Restricted Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Shelf Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Transfer Restricted Securities, (ii) indemnify any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 4 hereof and provide such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

          (r) ICN and Ribapharm shall use their reasonable best efforts to take all other steps necessary to effect the registration of the Transfer Restricted Securities covered by any Shelf Registration Statement pursuant to which they are a registrant contemplated hereby.

     3. Registration Expenses. ICN and Ribapharm severally and not jointly agree, until such time as there shall occur a Ribapharm Liquidity Event, in which case ICN and Ribapharm agree jointly and severally to bear all fees and expenses incurred by them in connection with the performance of their obligations under Sections 1 and 2 hereof whether or not a Shelf Registration Statement is filed or becomes effective and shall bear, or reimburse the Holders of the Transfer Restricted Securities covered thereby for, the reasonable fees and disbursements of one firm of counsel, which firm shall be Dewey Ballantine LLP unless another firm shall be designated by the Holders of a majority in initial principal amount of the Notes covered thereby to act as counsel for the Holders in connection therewith. The Holders shall be responsible for all other fees and expenses, such as brokerage fees, agency fees, transfer taxes, underwriting discounts and commissions.

     4. Indemnification and Contribution. (a) To the extent permitted by law, ICN and Ribapharm severally and not jointly agree, until such time as there shall occur a Ribapharm Liquidity Event, in which case ICN and Ribapharm agree jointly and severally to indemnify and hold harmless each Holder of Transfer Restricted Securities covered by any Shelf Registration Statement pursuant to which they are a registrant and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each Holder and such controlling persons are referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Transfer Restricted Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus included in such Shelf Registration Statement, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which such statements were made, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that ICN or Ribapharm shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus included in such Shelf Registration Statement in reliance upon and in conformity with written information pertaining to the Initial Purchaser or such Holder and furnished to ICN or Ribapharm by or on behalf of the Initial Purchaser or Holder specifically for inclusion therein and; provided, further, that this indemnity agreement will be in addition to any liability which ICN or Ribapharm may otherwise have to such Indemnified Party. ICN and Ribapharm severally and not jointly agree, until such time as there shall occur a Ribapharm Liquidity Event, in which case ICN and Ribapharm agree jointly and severally to indemnify the underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Transfer Restricted Securities if requested by such Holders.

     (b) To the extent permitted by law, each Holder of the Transfer Restricted Securities covered by a Shelf Registration Statement, severally and not jointly, will indemnify and hold harmless ICN and Ribapharm and each person, if any, who controls ICN or Ribapharm within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which ICN or Ribapharm or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such Shelf Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus included in such Shelf Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to ICN or Ribapharm by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, ICN and Ribapharm for any legal or other expenses reasonably incurred by ICN and Ribapharm or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to ICN or Ribapharm or any of their respective controlling persons.

     (c) Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 4, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (which may be counsel for the indemnifying party) unless such indemnified party shall have been advised by counsel that there may be one or more defenses reasonably available to such indemnified party that are in conflict with the defenses available to the indemnifying party or its affiliates or controlling persons, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 4 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of or consent to judgment in any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability on any claims that are the subject matter of such action and does not include a statement as to or an admission of fault or culpability or a failure to act by or on behalf of any indemnified party. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent; provided, however, that such consent will not be reasonably withheld.

     (d) If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the sale of the Transfer Restricted Securities, pursuant to any Shelf Registration Statement, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by ICN or Ribapharm on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. ICN, Ribapharm and each Holder agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection
(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this subsection (d) the Holders of the Transfer Restricted Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Transfer Restricted Securities pursuant to any Shelf Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls ICN or Ribapharm within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as ICN and Ribapharm.

     (e) The agreements contained in this Section 4 shall survive the sale of the Transfer Restricted Securities pursuant to the Shelf Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

     5. Liquidated Damages Under Certain Circumstances. If (i) ICN fails to file the First Shelf Registration Statement with the Commission on or prior to 90 days after the Closing Date, or (ii) the First Shelf Registration Statement has not been declared effective by the Commission within 180 days after the Closing Date, ICN will pay liquidated damages to each Holder of Transfer Restricted Securities required to be registered thereunder that timely complied with the requirements of Section 2(a). In addition, if (i) Ribapharm fails to file the Second Shelf Registration Statement with the Commission on or prior to 90 days after a Ribapharm Liquidity Event or (ii) the Second Shelf Registration Statement has not been declared effective by the Commission within 180 days after the Ribapharm Liquidity Event, Ribapharm will pay liquidated damages to each Holder of Transfer Restricted Securities that timely complied with the requirements of Section 2(a). If either Shelf Registration Statement is filed and declared effective but shall thereafter during the applicable Shelf Registration Period cease to be effective (without being succeeded immediately by an additional registration statement filed and declared effective) or usable for the offer and sale of Transfer Restricted Securities required to be registered thereunder for a period of time (including any Suspension Period) which shall exceed 60 days in the aggregate in any 12-month period (each such event referred to above in this Section 5, a "Registration Default"), ICN and Ribapharm severally and not jointly agree, until such time as there shall occur a Ribapharm Liquidity Event, in which case ICN and Ribapharm agree jointly and severally to pay liquidated damages to each Holder of Transfer Restricted Securities that timely complied with the requirements of Section 2(a). The amount of liquidated damages payable during any period during which a Registration Default shall have occurred and be continuing is that amount which is equal to one-quarter of one percent (25 basis points) per annum per $1,000 initial principal amount and, if applicable, on an equivalent basis per Conversion Share (subject to adjustment in the event of stock splits, stock recombinations, stock dividends and the like) constituting Transfer Restricted Securities for each 90-day period until the applicable registration statement is filed and the applicable Registration Default has been cured, up to a maximum amount of liquidated damages of three-quarters of one percent (75 basis points) per annum per $1,000 initial principal amount of Notes and, if applicable, on an equivalent basis per Conversion Share (subject to adjustment as set forth above) constituting Transfer Restricted Securities. All accrued liquidated damages shall be paid to Holders of record entitled to receive such payments by wire transfer of immediately available funds or by federal funds check by ICN or Ribapharm on the regular interest payment date. Following the cure of all Registration Defaults or, if earlier, the termination of the applicable Shelf Registration Period, liquidated damages will cease to accrue with respect to such Registration Default. Notwithstanding anything to the contrary set forth herein, following the cure of any event that caused a Registration Default or once the Transfer Restricted Securities are eligible for resale under Rule 144(k) of the Securities Act, liquidated damages payable by ICN or Ribapharm shall cease to accrue, at which time the interest rate shall be restored to its initial rate.

     6. Rules 144 and 144A. ICN and, following a Ribapharm Liquidity Event, Ribapharm each shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time ICN or Ribapharm is not required to file such reports, it will, upon the request of any Holder of Notes, make publicly available such information as is necessary to permit sales of their securities pursuant to Rules 144 and 144A. ICN and Ribapharm severally and not jointly agree, until such time as there shall occur a Ribapharm Liquidity Event, in which case ICN and Ribapharm agree jointly and severally to take such further action as any Holder of Notes may reasonably request, all to the extent required from time to time to enable such Holder to sell Notes without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). ICN and Ribapharm will provide a copy of this Agreement to prospective purchasers of Notes identified to ICN and Ribapharm by the Initial Purchaser upon request. Upon the request of any Holder of Notes, ICN and Ribapharm each shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require ICN or Ribapharm to register any of its respective securities pursuant to the Exchange Act.

     7. Underwritten Registrations. If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering ("Managing Underwriters") will be selected by ICN; provided, however, that such selection is consented to by the Holders of a majority in aggregate initial principal amount of Transfer Restricted Securities to be included in such offering, which consent shall not be unreasonably withheld or delayed. No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements. The Holders participating in any underwritten offering shall be responsible for any expenses customarily borne by selling security holders, including underwriting discounts and commissions and fees and expenses of counsel to the selling security holders.

     8. Miscellaneous.
        -------------

          (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by ICN and Ribapharm and the written consent of the Holders of a majority of the outstanding principal amount of the Transfer Restricted Securities affected by such amendment, modification, supplement, waiver or consents.

          (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission or overnight air courier:

               (1) if to a Holder of the Transfer Restricted Securities, at the most current address given by such Holder to ICN and Ribapharm in writing.

               (2)  if to the Initial Purchaser:

                    UBS Warburg LLC
                    299 Park Avenue
                    New York, NY 10171
                    Fax No.: (212) 821-2446
                    Attention: Syndicate Department
                    with a copy to:
                    Dewey Ballantine LLP
                    1301 Avenue of the Americas
                    New York, NY 10019
                    Fax No.: (212) 259-6333
                    Attention:  Frederick W. Kanner

               (3)  if to ICN, at its address as follows:

                    ICN Pharmaceuticals, Inc.
                    3300 Hyland Avenue
                    Costa Mesa, CA  92626
                    Fax No.: (714) 641-7206
                    Attention:  David C. Watt, General Counsel
                    with a copy to:
                    Fried, Frank, Harris, Shriver & Jacobson
                    One New York Plaza
                    New York, NY  10004
                    Fax No.: (212) 859-4000
                    Attention: Jeffrey Bagner

               (4)  if to Ribapharm, at its address as follows:

                    Ribapharm Inc.
                    3300 Hyland Avenue
                    Costa Mesa, CA  92626
                    Fax No.: (714) 641-7274
                    Attention: Harry A. Roosje, General Counsel
                    with a copy to:
                    Fried, Frank, Harris, Shriver & Jacobson
                    One New York Plaza
                    New York, NY  10004
                    Fax No.: (212) 859-4000
                    Attention: Jeffrey Bagner

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier.

          (c) No Conflicting Agreements. Neither ICN nor Ribapharm, as of the date hereof, entered into, nor shall either of them, on or after the date hereof, enter into, any agreement with respect to their respective securities that conflicts with the provisions hereof.

          (d) Successors and Assigns. This Agreement shall be binding upon ICN and Ribapharm and each Holder of Transfer Restricted Securities and their respective successors and assigns.

          (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

          (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (g) Governing Law. This agreement shall be governed by, and the construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

          (h) Submission to Jurisdiction. Except as set forth below, no claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each party hereto consents to the jurisdiction of such courts and personal service with respect thereto. Each of ICN and Ribapharm hereby consents to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against the Initial Purchaser or any indemnified party. Each of the Initial Purchaser, ICN and Ribapharm (on their respective behalf's and, to the extent permitted by applicable law, on behalf of their respective stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each party hereto agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts in the jurisdiction of such party is or may be subject, by suit upon such judgment.

          (i) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (j) Transfer Restricted Securities Held by ICN and Ribapharm. Whenever the consent or approval of Holders of a specified percentage of initial principal amount of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by ICN or Ribapharm or their respective affiliates (other than subsequent Holders of Transfer Restricted Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Transfer Restricted Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to ICN and Ribapharm a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement on the Initial Purchaser, ICN and Ribapharm in accordance with its terms.


                                    Very truly yours,

                                    ICN PHARMACEUTICALS, INC.


                                    By: /s/ David C. Watt
                                        -----------------------------------
                                        Name:  David C. Watt
                                        Title: Executive Vice President,
                                               General Counsel and
                                               Corporate Secretary



                                    RIBAPHARM INC.

                                    By: /s/ Harry A. Roosje
                                        -----------------------------------
                                        Name:  Harry A. Roosje
                                        Title: Vice President Associate
                                               General Counsel



Accepted and agreed to as
of the date first above written

UBS WARBURG LLC

By: /s/ Roderick O'Neill
    -----------------------------------
    Name:  Roderick O'Neill
    Title: Director

By: /s/ Robert Steininger
    -----------------------------------
    Name:  Robert Steininger
    Title: Director